Exhibit 10.1

STOCKHOLDER’S AGREEMENT

by and among

AAR CORP.

AND

THE SIGNING STOCKHOLDER

DATED AS OF                , 2026

TABLE OF CONTENTS

Page

Article I INTRODUCTORY MATTERS		2
1.1	Defined Terms	2
1.2	Other Defined Terms	9
1.3	Construction	10

Article II VOTING MATTERS		10
2.1	Voting	10
2.2	Voting with Respect to Specified Matters	10
2.3	Quorum	10
2.4	Proxy	10

Article III ADDITIONAL COVENANTS		11
3.1	Transfer Restrictions	11
3.2	Legends; Removal	13
3.3	“Net Long” Position	14
3.4	Conversion Regulatory Condition	14
3.5	Standstill	15

Article IV REGISTRATION RIGHTS		17
4.1	Shelf Registration; Piggyback Registration Rights	17
4.2	Registration Procedures	20
4.3	Suspension of Dispositions	24
4.4	Registration Expenses	24
4.5	Indemnification	25
4.6	Other Registration-Related Matters	27
4.7	Termination	27

Article V REPRESENTATIONS AND WARRANTIES		27
5.1	Representations and Warranties of the Company	27
5.2	Representations and Warranties of the Signing Stockholder	28
5.3	No Other Representations or Warranties	28

i

Article VI GENERAL PROVISIONS		29
6.1	Termination	29
6.2	Notices	29
6.3	Amendment; Waiver	30
6.4	Further Assurances	30
6.5	Assignment	30
6.6	Third Parties	30
6.7	Governing Law	31
6.8	Jurisdiction	31
6.9	Waiver of Jury Trial	31
6.10	Specific Performance	32
6.11	Entire Agreement	32
6.12	Severability	32
6.13	Table of Contents, Headings and Captions	32
6.14	Counterparts	32
6.15	Effectiveness of This Agreement	33

Exhibit A       Form of Joinder Agreement

ii

STOCKHOLDER’S AGREEMENT

This STOCKHOLDER’S AGREEMENT, dated as of                , 2026, is entered into by and among (i) AAR CORP., a Delaware corporation (the “Company”) and                 (the “Signing Stockholder”).

BACKGROUND

WHEREAS, MROH INTERMEDIATE HOLDCO LLC, a Delaware limited liability company (“Seller”), MRO Holdings, Inc., a Panamanian corporation (“Target”), and the Company have entered into that certain Share Purchase Agreement, dated as of September 28, 2026 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which, among other things, (a) a Subsidiary of the Company (“Purchaser”) will acquire sixty-five percent (65%) of the Shares (as defined in the Purchase Agreement) of Target (the “Purchase”), and (b) immediately following the Purchase, (i) Purchaser will contribute the Shares to a newly formed Delaware limited liability company (the “JV”) in exchange for 65% of the membership interests of the JV, and (ii) Seller will cause its Subsidiaries to contribute 35% of the outstanding equity interests of Target to the JV in exchange for 35% of the membership interests of the JV (the “Contribution”), and in connection with the Purchase, the Contribution and the other transactions contemplated by the Purchase Agreement, the indirect equityholders of Seller set forth on Schedule A (the “Initial Stockholders”) will receive such number of shares of Company Preferred Stock, which shall be subject to the designations and powers, preferences and rights set forth in the Certificate of Designations (together with the shares of Company Common Stock into which such shares of Company Preferred Stock are convertible, the “Consideration Shares”), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, and as a condition to the consummation of the Purchase, the Company and the Signing Stockholder are entering into this Stockholder’s Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) to set forth certain understandings among such parties, including with respect to certain governance matters; and

WHEREAS, the Company and the Signing Stockholder intend the rights and obligations set forth herein to become automatically effective upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1              Defined Terms. The following terms have the meanings set forth below when used herein with initial capital letters:

“5% Stockholder” means, in connection with a proposed Transfer of Equity Securities of the Company, any Person or Group that (x) has already filed and still has in effect a Statement of Beneficial Ownership Report on Schedule 13D or Schedule 13G with the SEC which reports such Person’s or Group’s Beneficial Ownership of 5.0% or more of the Outstanding Shares at the time of such proposed Transfer or (y) after giving effect to such Transfer, the transferor knows, after reasonable inquiry, that such Person or Group, as applicable, would Beneficially Own 5.0% or more of the Outstanding Shares.

“Action” means any litigation, claim, complaint, action, suit, arbitration, information request, demand, hearing, inquiry, audit, charge, or proceeding by or before any Governmental Authority, arbitrator or mediator.

“Activist Investor” means, as of any applicable date of determination, (a) any Person listed on the “Sharkwatch 50” list maintained by FactSet Research Systems Inc. (or any of its successors); (b) any other Person who has, within five (5) years prior to such date of determination, publicly (i) sought the election, nomination or appointment of one or more directors to the board of directors of any publicly traded company, or the removal of any director thereof, in each case where such election, nomination, appointment or removal was not recommended or approved by such board of directors at the time first sought, (ii) made, engaged in or participated in any “solicitation” of “proxies” (as such terms are used under Regulation 14A under the Exchange Act) in opposition to a recommendation of the board of directors of any publicly traded company or otherwise in furtherance of an action described in clause (i), or (iii) commenced, or publicly announced an intention to commence, an unsolicited tender or exchange offer for securities of any publicly traded company that was not approved or recommended by the board of directors of such company; or (c) any Affiliate of or investment vehicle managed by a Person described in the foregoing clauses (a) and (b), in each case to the extent such relationship is publicly disclosed, actually known to a Signing Stockholder, or (in the case of a Transfer in which the identity of the transferee is known to such Signing Stockholder) otherwise known to a Signing Stockholder after due inquiry with the transferee.

“Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings, and children) of the individual or of the individual’s spouse, and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with any of the foregoing individuals. Notwithstanding anything herein to the contrary, for purposes of this Agreement, (a) neither the Company and its Subsidiaries, on the one hand, nor the Stockholders, on the other hand, shall be considered to be Affiliates of each other, and (b) none of the Initial Stockholders shall be considered an Affiliate of the other Initial Stockholders.

“Aggregate Ownership Cap” means, on an As Converted Basis, 12.0% of the Outstanding Shares.

“As Converted Basis” means a Stockholder’s ownership of Company Common Stock assuming the Conversion of all outstanding Company Preferred Stock into Company Common Stock at the then-applicable Conversion Ratio.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (a) the words “within 60 days” in Rule 13d-3(d)(1)(i) promulgated under the Exchange Act shall be disregarded for purposes of this Agreement and (b) a Person shall also be deemed to be the Beneficial Owner of, without duplication (i) all Equity Securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (ii) all Equity Securities which such Person has the right to vote or dispose of, (iii) all Equity Securities to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of any amount of Equity Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Equity Securities, or which provides such Person an opportunity, directly or indirectly, to profit, or share in any profit, derived from any increase in the value of Equity Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Equity Securities to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Equity Securities or (z) such Person may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Equity Securities, and (iv) for the avoidance of doubt, all Equity Securities that are subject to a Hedging Transaction by such Person, except to the extent such Equity Securities are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty.

“Block Trade” means an Underwritten Offering not involving any “road show” or other substantial marketing efforts by the underwriters, which is commonly known as a “block trade.”

“Board” means the board of directors of the Company.

“Business Day” means any day other than (a) a Saturday or Sunday and (b) any day on which banks located in New York City are authorized or required by applicable Law to be closed for the conduct of regular banking business.

“Certificate of Designations” means the Certificate of Designations of the Company Preferred Stock, as amended from time to time.

“Company Bylaws” means the By-Laws of the Company, as amended from time to time.

“Company Change of Control” means a transaction or series of related transactions (whether as a result of a tender offer, merger, consolidation, reorganization, acquisition, sale or transfer of assets or equity securities, proxy, power of attorney or otherwise) which would result in (a) the then-existing equityholders of the Company (on an as-converted or as-exchanged basis) prior to such transaction, or prior to the first transaction if a series of related transactions, no longer having, directly or indirectly, fifty percent (50%) or more of (i) the Company’s outstanding equity securities (on an As Converted Basis), or (ii) the total number of votes that may be cast generally in the election of directors (or equivalent) of the Company or a successor company, or (b) the sale of all or substantially all assets of the Company and its Subsidiaries, on a consolidated basis.

“Company Charter” means the Restated Certificate of Incorporation of the Company, as amended from time to time.

“Company Common Stock” means the shares of common stock, $1.00 par value per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted and any other common stock of the Company.

“Company Organizational Documents” means, together, the Company Charter and the Company Bylaws.

“Company Preferred Stock” means the shares of Series A Convertible Preferred Stock, par value $1.00 per share.

“Competitor” means any of any Person primarily engaged in the business of providing aviation maintenance, repair and overhaul services, or aircraft parts distribution or supply chain services, or aviation engineering or technical services.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting interests or capital stock, by contract or otherwise.

“Conversion” has the meaning set forth in the Certificate of Designations.

“Conversion Ratio” has the meaning set forth in the Certificate of Designations.

“Converting Holder” has the meaning set forth in the Certificate of Designations.

“Directors” means directors of the Board.

“Effective Date” means the date on which the Closing occurs.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in any Person that is not a corporation, (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange” means the New York Stock Exchange or any other exchange on which the Company Common Stock is primarily listed from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Family Group” means, for any individual, such individual’s spouse, their respective parents, descendants of such parents (whether natural or adopted), and the spouses of such descendants, and any trust, limited partnership, corporation, or limited liability company established primarily or principally for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted), or the spouses of such descendants.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions without the purpose of influencing or controlling the management or policies of the Person that issued Equity Securities pledged in such Hedging Transaction.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature or (e) public arbitral body.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, put, call, collar or other transaction pursuant to which any Person seeks to hedge its exposure to the market price of any Equity Securities (including to finance, or refinance, the acquisition or holding by a Stockholder or any of its Permitted Transferees of any Equity Securities).

“Holder” means each Stockholder, so long as such Stockholder holds Registrable Securities.

“Joinder” means a joinder agreement in the form attached hereto as Exhibit A.

“Law” means any statute, law (including common law), regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, including the rules and regulations of the Exchange.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the JV, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Outstanding Shares” means the aggregate number of Voting Securities outstanding as of the applicable determination time, assuming the Conversion of all outstanding Company Preferred Stock into Company Common Stock at the then-applicable Conversion Ratio.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means all the Company Common Stock into which the Holders may convert the Company Preferred Stock, and any securities into which such shares of Company Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company; provided, however, that Registrable Securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) have been transferred or sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement, (iv) cease to be outstanding, or (v) may be sold by such Holder (together with its Affiliates) without limitation under Rule 144(b)(1)(i) (or any successor provision) under the Securities Act without restriction as to volume or manner of sale and such Holder (together with its Affiliates) Beneficially Owns less than 1% of the Outstanding Shares.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); and (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the Exchange or the quotation of Registrable Securities on any inter-dealer quotation system.

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Restricted Persons” means (i) any Activist Investor, (ii) any Competitor and (iii) any 5% Stockholder.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and the fees and expenses of counsel engaged by any Holder.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including any such registration statement filed pursuant to Section 4.1(a), and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Specified Matters” means (a) the approval or adoption of any definitive agreement that, if the transactions contemplated thereby were consummated, would result in a Company Change of Control, (b) any complete dissolution or liquidation of the Company, (c) any transaction involving a material conflict of interest between the Company, on the one hand, and the Company’s directors or officers, on the other hand, and (d) any amendment to the Company Organizational Documents that would materially and disproportionately adversely affect the Stockholders or the JV.

“Standstill Period” means the later of (a) six (6) months following the date on which the Signing Stockholder and its Permitted Transferees (either directly or through Target) no longer Beneficially Own any Voting Securities (whether Consideration Shares or after-acquired Voting Securities); and (b) six (6) months following the date on which the Signing Stockholder and its Permitted Transferees no longer Beneficially Own any equity interests in the JV.

“Stockholder Ownership Cap” means, as of any applicable date of determination, the percentage of the Outstanding Shares set opposite such Stockholder’s name on Schedule A.

“Stockholders” means, collectively, the Initial Stockholders and any Permitted Transferee of the Initial Stockholders.

“Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meaning, “Transferred”) shall mean, with respect to any Equity Security, directly or indirectly, by operation of Law, contract or otherwise, (i) the sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person of such Equity Security, in whole or in part, (ii) any hedging, swap, forward contract or other transaction that is designed to or which reasonably could be expected to lead to or result in a transfer or other disposition of Beneficial Ownership of, or pecuniary interest in, or the economic consequences of having Beneficial Ownership of, such Equity Security, including any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to such Equity Security, (iii) short sale of, or trade in, such Equity Security, or entry into any transaction with respect to derivative securities representing the right to vote or economic benefits of, such Equity Security, or (iv) entry into any contract, option or other arrangement or understanding with respect to the matters described in the foregoing clauses (i) to (iii); provided, however, that the following shall not be considered a “Transfer”: (1) entering into a voting or support agreement (with or without granting a proxy) in support of any merger, consolidation or other business combination of the Company that has been approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger); (2) the grant of a proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at a general or special meeting of stockholders or pursuant to the terms of this Agreement or (3) the granting of any encumbrance (including any pledge, hypothecation or other grant of a security interest) by the Signing Stockholder or any of its Permitted Transferees or direct or indirect equity holders in connection with any direct or indirect financing (or refinancing) directly or indirectly involving Equity Securities (or any related foreclosure or exercise of remedies in connection therewith, including any transfer to a purchaser in a foreclosure sale). When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Triggering Event” means (a) the entry into a definitive agreement for a merger, tender or exchange offer, consolidation or other business combination with a third party that would result in a Company Change of Control or (b) (i) a third party commences a tender or exchange offer which, if consummated, would result in a Company Change of Control and (ii) the Board recommends that the Company’s stockholders tender their Equity Securities in response to such offer or does not recommend that the Company’s stockholders reject such offer within ten Business Days after the commencement thereof or such longer period as would then be permitted under U.S. federal securities Laws.

“Underwritten Offering” means a sale of shares of Company Common Stock to an underwriter for reoffering to the public in the United States.

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of Directors.

1.2              Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Advice	4.3
Agreement	Recitals
Blackout Period	4.2(p)
Closing	Recitals
Consideration Shares	Recitals
Contribution	Recitals
Holdback Period	4.1(d)
Initial Stockholders	Recitals
Issuer Affiliate	3.2
Joinder Agreement	Exhibit A
Joining Party	Exhibit A
JV	Recitals
Lock-up End Date	3.1(a)
Lock-up Securities	4.1(d)
Permitted Transfer	3.1(b)
Permitted Transferee	3.1(b)
Piggyback Underwritten Offering	4.1(b)
Piggybacking Holder	4.1(b)
Purchase	Recitals
Purchase Agreement	Recitals
Purchaser	Recitals
Rule 144	3.2
Sale Transaction	4.1(d)
Seller	Recitals
Seller Affiliates	4.5(a)
Signing Stockholder	Preamble
Stockholder’s Agreement	Exhibit A
Target	Recitals
Suspension Notice	4.3
Suspension Period	4.1(c)

1.3              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” as used in this Agreement shall not be exclusive. The words “hereto,” “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “dollars” or “$” in this Agreement will be deemed references to the lawful money of the United States of America. Except to the extent otherwise provided herein, any reference in this Agreement to a “day” or a number of “days” (without explicit reference to Business Day) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be deferred until the next Business Day. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented (in each case in compliance with this Agreement, to the extent applicable), including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Article II
VOTING MATTERS

2.1              Voting. During the Standstill Period, at any annual or special meeting of stockholders of the Company (or if action is taken by written consent of stockholders of the Company in lieu of a meeting), with respect to any matter presented for a vote other than the Specified Matters, the Signing Stockholder shall vote or cause to be voted (including, if applicable, by written consent), any and all Voting Securities Beneficially Owned by the Signing Stockholder in accordance with the recommendation of the Board.

2.2              Voting with Respect to Specified Matters. During the Standstill Period, at any annual or special meeting of stockholders of the Company (or if action is taken by written consent of stockholders of the Company in lieu of a meeting), with respect to Specified Matters, the Signing Stockholder shall be free to vote (including by written consent) at its sole discretion, in the aggregate, any and all Voting Securities Beneficially Owned by the Signing Stockholder.

2.3              Quorum. During the Standstill Period, at any annual or special meeting of stockholders of the Company, the Signing Stockholder shall cause all of the Voting Securities Beneficially Owned by the Signing Stockholder to be present in person or by proxy for quorum purposes.

2.4              Proxy. During the Standstill Period, the Signing Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company, and each of them, in his or her capacity as such, and any individual who shall hereafter succeed to such offices of the Company, with full power of substitution, to cause to be present, vote or execute written consents with respect to all Voting Securities Beneficially Owned by the Signing Stockholder in accordance with Section 2.1; provided that such proxy may only be exercised if the Signing Stockholder has failed to comply with the terms of Sections 2.1 or 2.3 by the date that is five (5) Business Days prior to the applicable meeting (or within five (5) Business Days after the request for written consents, as applicable). This proxy is coupled with an interest and shall be irrevocable, and the Signing Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to any Voting Securities Beneficially Owned by it.

Article III
ADDITIONAL COVENANTS

3.1              Transfer Restrictions.

(a)               Without limiting any other restrictions on Transfer set forth in this Agreement, the Signing Stockholder shall not Transfer (x) any Consideration Shares prior to the date that is the six (6) month anniversary of the Effective Date; (y) any Consideration Shares in excess of 33.4% of the Consideration Shares issued to the Signing Stockholder on the Effective Date in the aggregate from and after the date that is the six (6) month anniversary of the Effective Date until the date that is the twelve (12) month anniversary of the Effective Date; and (z) in excess of 66.7% of the Consideration Shares issued to the Signing Stockholder on the Effective Date in the aggregate from and after the date that is the twelve (12) month anniversary of the Effective Date until the date that is the eighteen (18) month anniversary of the Effective Date (the “Lock-up End Date”), in each case, other than in Permitted Transfers. From and after the Lock-up End Date, the Signing Stockholder shall be permitted to Transfer any and all of its Consideration Shares without restriction under this Section 3.1(a), subject only to the other applicable terms and conditions of this Agreement and applicable Law. The Signing Stockholder shall not be permitted to Transfer any shares of Company Preferred Stock to any Person (other than in a Permitted Transfer) unless, in connection with such Transfer, the Company Preferred Stock is converted in accordance with the Certificate of Designations and subject to the conditions set forth in Section 3.4. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Transfer set forth in this Section 3.1(a) shall terminate automatically upon the consummation of a transaction (or series of related transactions) that would constitute a Company Change of Control.

(b)               “Permitted Transfer” means:

(i)                 a Transfer to (A) any Affiliate of the Signing Stockholder, (B) any trust or bona fide estate planning vehicle beneficiaries of which include only members of the Family Group of the Signing Stockholder’s direct or indirect equity owners (or entities of which the stockholders, members, or general or limited partners of which, include only members of the Family Group of the Signing Stockholder’s direct or indirect equity owners) of the Signing Stockholder, in each case which receives an Equity Security solely for estate planning purposes and which trust or bona fide estate planning vehicle is controlled by such Signing Stockholder or any vehicle advised, sub-advised, managed, or otherwise controlled by the Signing Stockholder or any Affiliate of the Signing Stockholder, (C) any member of the Family Group of the Signing Stockholder’s direct equity owners, in each case, which receives an indirect Equity Security for estate planning purposes, (D) any guardian or conservator of the Signing Stockholder’s direct equity owners, and (E) any transferee in any Transfer occurring by operation of law upon the death or legal incapacity of any direct equity owner of the Signing Stockholder;

(ii)              if the Signing Stockholder is an individual, a Transfer to (A) any member of the Signing Stockholder’s Family Group receiving an Equity Security for estate planning purposes, (B) the Signing Stockholder’s guardian or conservator, (C) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only members of the Signing Stockholder’s Family Group (or entities of which the stockholders, members or general or limited partners of which, include only members of the Signing Stockholder’s Family Group) receiving an Equity Security for estate planning purposes, and (D) any transferee in any Transfer occurring by operation of law upon the death or legal incapacity of any Person, or any transfer by the personal representative or trustee of such Person to any member of the Signing Stockholder’s Family Group; or

(iii)            a Transfer to any other Stockholder or Permitted Transferee of such other Stockholder; provided, that any such Transfer pursuant to this clause (iii) shall not constitute a “Permitted Transfer” to the extent that such Transfer would result in any Stockholder’s Beneficial Ownership of Voting Securities (on an As Converted Basis) exceeding the applicable Stockholder Ownership Cap or the Stockholders’ collective Beneficial Ownership of Voting Securities (on an As Converted Basis) exceeding the Aggregate Ownership Cap;

provided, that any transferee who receives shares of Company Common Stock or Company Preferred Stock (or other Equity Securities of the Company) pursuant to a Permitted Transfer in accordance with clause (i), (ii) or (iii) above at any time while this Agreement remains in effect (each, a “Permitted Transferee”) must execute a Joinder and agree to be bound by the terms of this Agreement as if they were an original party (in the capacity of a Signing Stockholder) hereto. Each Stockholder transferring Equity Securities pursuant to a Permitted Transfer shall give the Company prompt written notice of such Transfer, together with a duly executed Joinder from the applicable Permitted Transferee.

(c)               During the Standstill Period, the Signing Stockholder shall not Transfer any Equity Securities of the Company to a Restricted Person other than pursuant to (i) a merger, tender or exchange offer, consolidation, business combination, recapitalization, restructuring or other similar extraordinary transaction that results in all stockholders of the Company having the right to exchange their Company Common Stock for cash, securities or other property, or (ii) any offering effected through a nationally recognized securities intermediary where the identity of the purchaser(s) is unknown to the Signing Stockholder.

(d)               Any Transfer or attempted Transfer of Company Common Stock in violation of this Section 3.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

(e)               For the elimination of doubt, the restrictions set forth in this Section 3.1 shall apply solely to the Consideration Shares, and shall not apply, in any case, to any equity interests in the JV.

3.2              Legends; Removal.

(a)               The Signing Stockholder agrees that all certificates or other instruments representing the Consideration Shares, including the Company Common Stock issued upon conversion of the Consideration Shares (for purposes of this Section 3.2, the “Underlying Shares”) will bear a legend substantially to the following effect:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDER’S AGREEMENT, DATED AS OF                , 2026, BY AND BETWEEN AAR CORP. AND THE STOCKHOLDER, AS IT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF AAR CORP.

(b)               The Company, at its sole cost and expense, shall remove the legend described in this Section 3.2, or instruct its transfer agent to remove such legend, from the certificates or book-entry accounts evidencing the Underlying Shares if there is a Conversion (for purposes of this Section 3.2, as such term is defined in the Certificate of Designations and (i) such Underlying Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) such Underlying Shares are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (iii) such Underlying Shares are eligible for sale under Rule 144, and the holder thereof is not, and has not been during the immediately preceding three (3) months, an affiliate of the Company (as defined in Rule 144, an “Issuer Affiliate”), without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) and without volume or manner-of-sale restrictions.

(c)               In connection with a sale or transfer of the Underlying Shares by the Signing Stockholder or any of its Permitted Transferees in reliance on Rule 144 and an associated Conversion, the Company shall cause its transfer agent to remove the legend referred to in Section 3.2(a) from the applicable certificates or book-entry accounts no later than five (5) Business Days after request from such transferor (or, if a later date of effectiveness is specified in such request, the later of (x) such requested effectiveness date and (y) the date that is five (5) Business Days following such request) and shall bear all direct costs and expenses associated therewith.

(d)               After the Signing Stockholder or any of its Permitted Transferees has held the Underlying Shares (including by virtue of its ownership of Company Preferred Stock prior to a Conversion) for the period required for a non-Issuer Affiliate to sell such Underlying Shares pursuant to Rule 144 without compliance by the Company with the current public information requirements of Rule 144(c)(1) and without volume or manner-of-sale restrictions, if such Underlying Shares continue to bear the restrictive legend referred to in Section 3.2(a), the Company shall, upon request of such holder, take all steps necessary to promptly (subject to the conditions set forth in Section 3.4) (i) convert the Company Preferred Stock and (ii) effect the removal of such legend from the Underlying Shares, regardless of whether the request is made in connection with a sale or otherwise. The Company shall cause its transfer agent to remove the legend referred to in Section 3.2(a) from the applicable certificates or book-entry accounts no later than five (5) Business Days after such request (or, if a later date of effectiveness is specified in such request, the later of (x) such requested effectiveness date and (y) the date that is five (5) Business Days following such request), and shall bear all direct costs and expenses associated therewith.

(e)               Following a Conversion, the Company shall cooperate with the Signing Stockholder or any of its Permitted Transferees to effect the removal of the legend referred to in Section 3.2(a) from the Underlying Shares at any time such legend is no longer required under the Securities Act or applicable state securities Laws.

(f)                The Company and the Signing Stockholder agree that money damages would be both incalculable and an insufficient remedy in the event that any of the provisions of this Section 3.2 or Section 4 of the Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached and that any such breach would cause irreparable damage. Accordingly, the Signing Stockholder and each of its Permitted Transferees shall be entitled to seek an award ordering specific performance of the terms hereof, including an injunction to prevent breaches of this Section 3.2 and Section 4 of the Certificate of Designations and to seek to enforce specifically the terms and provisions of this Section 3.2 or Section 4 of the Certificate of Designations, this being in addition to any other remedy to which such Person is entitled at law or in equity. The Company hereby further irrevocably and unconditionally waives: (i) any defense in any Action for specific performance that a remedy at law would be adequate; and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

3.3              “Net Long” Position.

During the Standstill Period, each Stockholder shall maintain a “net long position” (as such term is defined in Rule 14e-4 of the Exchange Act) with respect to the shares of Company Common Stock it Beneficially Owns (on an As Converted Basis).

3.4              Conversion Regulatory Condition. Notwithstanding anything to the contrary contained herein, no Conversion shall be consummated until five (5) Business Days following the date on which the Company and the Converting Holder have obtained any required regulatory approvals or other consents and approvals and the expiration of any applicable waiting periods required by any Governmental Authority with respect to the Conversion has occurred.

3.5              Standstill.

(a)               During the Standstill Period, the Signing Stockholder shall not, shall cause its controlled Affiliates not to, and shall cause any other Person acting at their direction or on their behalf not to, in any manner, directly or indirectly (including by acting in concert with others through a Group or otherwise), without the prior written consent of, or waiver by, the Company (subject also to compliance with Section 6.3) acquire, propose or offer to acquire, or agree to acquire, or facilitate the acquisition or ownership of, by purchase or otherwise, Beneficial Ownership of any Equity Securities of the Company (including any rights, options or other derivative securities or contracts or instruments that derive their value from (in whole or in part, or by reference to) such Equity Securities (whether currently, upon the lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing)), other than: (A) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company, (B) pursuant to a Permitted Transfer or (C) any acquisition of Beneficial Ownership of Equity Securities of the Company that would not result in the Signing Stockholder and its Permitted Transferees having Beneficial Ownership of Voting Securities (on an As Converted Basis) exceeding the Signing Stockholder’s Stockholder Ownership Cap or the Stockholders, collectively, having Beneficial Ownership of Voting Securities (on an As Converted Basis) exceeding the Aggregate Ownership Cap.

(b)               During the Standstill Period, the Signing Stockholder shall not, shall cause its controlled Affiliates not to, and shall cause any Person acting at their direction or on their behalf not to, in any manner, directly or indirectly (including by acting in concert with others through a Group or otherwise), without the prior written consent of, or waiver by, the Company (subject also to compliance with Section 6.3):

(i)                 Engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act), relating to the election of directors of the Company, become a “participant” in any solicitation seeking to elect directors not nominated by the Board, or agree or announce an intention to vote with any Person undertaking a “solicitation” or seek or advise or influence any Person or Group with respect to the voting of any Voting Securities, in each case, with respect thereto;

(ii)              Seek election to, or representation on, the Board or the board of directors of any Subsidiary of the Company (other than service on the board of directors of the JV in accordance with the LLC Agreement);

(iii)            Deposit any Voting Securities into a voting trust or similar agreement or subject any Voting Securities to any voting commitment or agreement or similar agreement, arrangement or understanding with any Person (except as expressly contemplated by Article II);

(iv)             Propose any matter for submission to a vote of the Company’s stockholders, initiate, propose or otherwise “solicit” the Company’s stockholders for the approval of any stockholder proposals (including pursuant to Rule 14a-8 promulgated under the Exchange Act), or call or seek to call a meeting of the Company’s stockholders or seek to act by written consent of the Company’s stockholders;

(v)               Grant any proxies with respect to any Voting Securities to any Person (other than to the designated proxies included in a proxy card distributed by the Board in connection with any meeting of the Company’s stockholders or as otherwise directed by the Board or as expressly contemplated by Section 2.4);

(vi)             Form, join, encourage the formation of, finance, or engage in discussions relating to the formation of, or participate in a Group with respect to any Voting Securities (other than a Group comprised solely of the Signing Stockholder and its Affiliates);

(vii)          Take any action, alone or in concert with others, or make any public statement not approved by the Board, in each case, to seek to control or influence the Board or the management or policies of the Company;

(viii)        Enter into, agree to enter into, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, Company Change of Control or similar extraordinary transaction involving the Company or any of its Subsidiaries;

(ix)             Advise, encourage or enter into any discussions, negotiations, agreements, arrangements or understandings with respect to any of the foregoing;

(x)               Publicly seek or publicly request permission to do any of the foregoing, or publicly request to amend or waive any of the foregoing, or publicly make or seek permission to make any public announcement with respect to the foregoing; or

(xi)             Contest the validity of Section 3.5(a) or this Section 3.5(b) or seek a release, amendment or waiver thereof, whether by legal action or otherwise.

The restrictions set forth in Section 3.5(a) and this Section 3.5(b) shall terminate upon the earlier of (i) the expiration of the Standstill Period and (ii) the occurrence of a Triggering Event; provided that if, following the occurrence of a Triggering Event, the transaction or tender or exchange offer underlying such Triggering Event is terminated, cancelled or abandoned, the Standstill Period shall be deemed to restart as of the date of such termination, cancellation or abandonment.

Article IV
REGISTRATION RIGHTS

4.1              Shelf Registration; Piggyback Registration Rights.

(a)               The Company will use commercially reasonable efforts to prepare, file (to the extent not previously filed) and cause to become effective on or prior to the six (6) month anniversary of the Effective Date, a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement), registering for resale the Registrable Securities under the Securities Act subject to compliance by the Holders of the Registrable Securities with their obligations hereunder, including specifically those obligations set forth in Section 4.1(e). The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five (5) Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Until the earlier of (i) such time as all Registrable Securities cease to be Registrable Securities, (ii) the Company is no longer eligible to maintain a Shelf Registration Statement and (iii) all Company Common Stock held by the Signing Stockholder and its Permitted Transferees (on an As Converted Basis) may be freely sold by such Stockholders without volume or manner-of-sale restrictions under Rule 144, the Company shall use commercially reasonable efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company may satisfy its obligations with respect to the filing of any Shelf Registration Statement by filing with the SEC and providing the applicable Holders with a Prospectus supplement under a “universal” or other Shelf Registration Statement of the Company that also registers sales of securities for the account of the Company or other holders.

(b)

(i)                 Without limiting the restrictions on Transfer set forth in this Agreement, if the Company at any time proposes to conduct an Underwritten Offering of equity securities for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to each Holder, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date and, if known, the number of shares of Company Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and shall describe such Holders’ rights under this Section 4.1(b)(i). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing in connection with the Underwritten Offering); provided, that such Holders shall have no right to written notice or to include Registrable Securities in a Block Trade. Each such Holder shall then have four (4) Business Days after the date on which the Holders received notice pursuant to this Section 4.1(b)(i) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 4.1(b)(iii) and Section 4.1(b)(iv), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 4.1(b)(i) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, in each case in their sole discretion, the Company shall give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (x) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses incurred in connection therewith), and (y) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(ii)              Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the earlier of (x) the execution of an underwriting agreement or (y) filing of a prospectus supplement, or if such offering is not pursuant to an existing registration statement, effectiveness of a registration statement, in each case, with respect thereto by giving written notice to the Company, following which such Holder shall no longer be entitled to participate in such Piggyback Underwritten Offering.

(iii)            If a Piggyback Underwritten Offering is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriter(s) advise the Company and the Holders (if any Holder has elected to include Registrable Securities in such Piggyback Underwritten Offering) that in their opinion the number of shares of Company Common Stock proposed to be included in such offering exceeds the number of shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares of Company Common Stock proposed to be sold in such offering), the Company shall include in such Piggyback Underwritten Offering (i) first, the number of shares of Company Common Stock that the Company proposes to sell, (ii) second, the number of Registrable Securities that the participating Holders requested to be included in such offering, allocated as nearly as possible on a pro rata basis among the Holders based on the number of Registrable Securities each has requested to be so included, and (iii) third, the number of shares of Company Common Stock requested to be included therein by other holders of Company Common Stock, pro rata among such other holders on the basis of the number of shares requested to be included therein by all such holders or as such other holders and the Company may otherwise agree.

(iv)             If a Piggyback Underwritten Offering is initiated as an Underwritten Offering on behalf of a holder or holders of shares of Company Common Stock other than a Holder, and the managing underwriters advise the Company that in their opinion the number of shares of Company Common Stock proposed to be included in such registration exceeds the number of shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the shares of Company Common Stock to be sold in such offering), then the Company shall include in such Piggyback Underwritten Offering (i) first, the number of shares of Company Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of Company Common Stock requested to be included in such offering by the Holders and other Persons having contractual rights to request their shares of Company Common Stock to be included in such offering, allocated as nearly as possible on a pro rata basis among all such Persons based on the number of shares of Company Common Stock each such Person has requested to be included, and (iii) third, the number of shares of Company Common Stock that the Company proposes to sell.

(v)               If any Piggyback Underwritten Offering is a primary or secondary Underwritten Offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(vi)             No Holder may sell Registrable Securities in any Piggyback Underwritten Offering unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and, in the case of a Piggyback Underwritten Offering that is initiated as an Underwritten Offering on behalf of holder(s) other than a Holder, such other holder(s), and that apply to the Company and/or any other holders involved in such Piggyback Underwritten Offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

(vii)          Notwithstanding the foregoing, the piggyback registration rights granted under this Section 4.1(b) shall terminate as to any Holder at such time as such Holder (together with its Affiliates) holds Registrable Securities representing less than 2% of the Outstanding Shares and such Registrable Securities may be sold by such Holder without registration under Rule 144 without any limitations as to volume or manner of sale.

(c)               Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 4.2(p) (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if: (i) the Company receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) the Board, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company. The Holders acknowledge and agree that written notice of any Suspension Period may constitute material non-public information regarding the Company and shall keep the existence and contents of any such written notice confidential.

(d)               If requested by the managing underwriter(s) for a Piggyback Underwritten Offering, each Holder participating in such Piggyback Underwritten Offering shall enter into customary lock-up agreements with the managing underwriter(s) of such Piggyback Underwritten Offering, whereby each participating Holder shall agree that (i) such Holder shall not (A) offer, sell, pledge, contract to sell or grant any option to purchase, or otherwise transfer or dispose of (including sales pursuant to Rule 144), directly or indirectly, any Equity Securities of the Company (including any such Equity Securities that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC) owned by such Holder prior to the Piggyback Underwritten Offering (collectively, “Lock-up Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities, whether such transaction is to be settled by delivery of such Lock-up Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the Holders of the circulation of a preliminary or final prospectus for such Piggyback Underwritten Offering or the “pricing” of such offering and continuing for the same duration and on the same terms as any lock-up entered into with each of the Company’s directors and executive officers (a “Holdback Period”), in each case with such modifications and exceptions as may be approved by the Holders; and (ii) any discretionary waiver or termination of the restrictions in the foregoing clause (i) shall apply pro rata to all Holders, based on Voting Securities subject to this Agreement; provided, that (A) no Holder shall be subject to any Holdback Period unless all other holders of Company Common Stock or Company Preferred Stock participating in such Piggyback Underwritten Offering are subject to a lock-up on substantially the same or more restrictive terms for at least the same duration; (B) any release or waiver of any such lock-up granted to any other party shall apply pro rata to each Holder based on the number of Registrable Securities held and (C) the Holdback Period shall not apply to Transfers to Permitted Transferees.

(e)               Each of the Holders hereby agrees (i) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Company may reasonably request, (ii) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder and (iii) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

4.2              Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a)               if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b)               promptly after the Company receives notice thereof, notify each selling Holder of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c)               after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d)               prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article IV;

(e)               furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f)                use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g)               use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h)               provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i)                 use its reasonable best efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(j)                 if requested by the Holders, cooperate with the Holders and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k)               promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(l)                 promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(m)             promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(n)               make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(o)               take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(p)               notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 30 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of 60 days in any 12-month period.

(q)               The Company shall comply with all of the reporting requirements of the Exchange Act and all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to each Holder upon request a written statement executed by the Company as to whether it has complied with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the restrictions on Transfer set forth in this Agreement, the Company shall facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

4.3              Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the occurrence of any event of the kind described in Section 4.2(f), Section 4.2(k) or Section 4.2(p), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential.

4.4              Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. In addition, the Company shall pay the reasonable and documented fees and expenses of one (1) counsel to the participating Holders, collectively, selected by the Holders holding a majority of the Registrable Securities being registered or sold in any registration, offering or sale pursuant to this Article IV (including any Shelf Registration Statement, Piggyback Underwritten Offering, Block Trade, or Underwritten Offering), in an aggregate amount not to exceed (x) $50,000 per Underwritten Offering involving a road show or similar marketing efforts, (y) $25,000 per Block Trade or Piggyback Underwritten Offering not involving a road show, and (z) $150,000 in any calendar year. Other than as set forth in the preceding sentence, all Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

4.5              Indemnification.

(a)               The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 4.5(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 4.5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)               In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Holder that is a seller of Registrable Securities is participating, each such Holder will (i) cooperate with and furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or any filings with any state securities commissions, (ii) to the extent required by the Securities Act, deliver or cause delivery of the Prospectus to any purchaser of the Registrable Securities covered by such Prospectus from such Holder and (iii) if requested by the Company, notify the Company of any sale of Registrable Securities by such Holder, and to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 4.5(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.

(c)               Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)               Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 4.5(a) or Section 4.5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 4.5(c), defending any such action or claim. Notwithstanding the provisions of this Section 4.5(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 4.5(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 4.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.5(a) and Section 4.5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 4.5(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 4.5(b).

(e)               No indemnifying party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f)                The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

4.6              Other Registration-Related Matters. Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which the Signing Stockholder may otherwise be subject, whether pursuant to this Agreement or otherwise.

4.7              Termination. This Article IV shall terminate automatically and be of no further force and effect upon the date when there shall no longer be any Registrable Securities outstanding that are held by the Holders.

Article V
REPRESENTATIONS AND WARRANTIES

5.1              Representations and Warranties of the Company. The Company hereby represents and warrants to the Signing Stockholder as follows as of the Effective Date:

(a)               The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement.

(b)               The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) the Company Organizational Documents, or (z) any contract or agreement to which the Company is a party.

(c)               The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Signing Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

5.2              Representations and Warranties of the Signing Stockholder. The Signing Stockholder hereby represents and warrants to the Company as follows as of the Effective Date:

(a)               If the Signing Stockholder is an entity, the Signing Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Signing Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)               The execution and delivery by the Signing Stockholder of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) if the Signing Stockholder is an entity, its organizational documents, or (z) any contract or agreement to which it is a party.

(c)               If the Signing Stockholder is an entity, the execution and delivery by the Signing Stockholder of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by the Signing Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Signing Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)               The Signing Stockholder, on an As Converted Basis, does not own any Voting Securities other than the Consideration Shares.

(e)               The Signing Stockholder, as of the Effective Date, has not entered into or undertaken any negotiations, agreements (whether written or oral), proposals, arrangements, understandings, transactions or other activities with any other Initial Stockholder, its Affiliates or with any Person with respect to any actions prohibited by Article II or Article III.

5.3              No Other Representations or Warranties. Each of the Company and the Signing Stockholder hereby acknowledges and agrees that (a) except for the express representations and warranties set forth in this Article V, neither party hereto nor any Person acting on its behalf is making any representation or warranty of any kind, express or implied, in connection with the negotiation, execution or performance of this Agreement or the Purchase Agreement or the transactions contemplated hereby and thereby, and (b) neither party hereto has relied on the accuracy or completeness of any information furnished by the other party hereto or any Person acting on its behalf in connection with the negotiation, execution or performance of this Agreement or the Purchase Agreement or the transactions contemplated hereby and thereby.

Article VI
GENERAL PROVISIONS

6.1              Termination. Unless otherwise specified herein, this Agreement shall automatically terminate upon the conclusion of the Standstill Period; provided, that Section 4.5 shall survive the termination of this Agreement indefinitely and the other provisions of Article IV shall terminate only in accordance with Section 4.7; provided, further, no termination of this Agreement shall relieve a party hereto of any liability for, or damage resulting from, any breach of this Agreement by such party prior to termination.

6.2              Notices. Any and all notices, consents, designations, offers, acceptances, requests, claims, demands, waivers and other communications required, or contemplated under, or otherwise provided for, herein shall be given in writing unless otherwise specified herein, by personal delivery or email, or overnight delivery service, and shall be addressed, in the case of the Company, to the address set forth below, and, in the case of the Signing Stockholder or any of its Permitted Transferees, (x) to the Signing Stockholder’s address appearing on the signature pages hereto or appearing in the Joinder entered into by such Permitted Transferee, as applicable or (y) such other address as may be designated by the Signing Stockholder or such Permitted Transferee in writing to the Company.

If to the Company:

AAR CORP.
1100 N. Wood Dale Rd.
Wood Dale, IL 60191

Attn: Dylan Wolin (Chief Financial Officer)

Email: [***]

With a copy to:

Attn: Jessica Garascia (General Counsel)

Email: [***]

With a copy (not constituting notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue

New York, NY 10022

Attn:       Sarkis Jebejian, P.C.

Maggie D. Flores, P.C.

Ned Schultheis

Aseda Ghartey-Tagoe

Email:     [***]

[***]

[***]

[***]

[***]

Any notice, demand or other communication given (a) by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof (with confirmation of receipt), (b) if given by email and a “read receipt” or other electronic or manual confirmation is generated or received, shall be conclusively deemed to have been given on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day, and (c) if given by overnight delivery service, shall be conclusively deemed to have been given one (1) Business Day after sending. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

6.3              Amendment; Waiver. This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Signing Stockholder. Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6.4              Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other and, at the request of the Board, execute and deliver such further instruments or documents and to take such further action as may be reasonably required to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder; provided, however, that in no event shall any of the foregoing increase the Signing Stockholder’s obligations hereunder or decrease the Signing Stockholder’s rights hereunder.

6.5              Assignment. This Agreement is made for the benefit of the parties hereto and each of their respective successors and permitted assigns, if any. Other than as a result of a Transfer by the Signing Stockholder to a Permitted Transferee that has executed a Joinder in accordance with Section 3.1(b), neither the Company nor the Signing Stockholder may assign this Agreement or any or all of its rights under this Agreement or delegate any or all of its obligations under this Agreement, in whole or in part, to any other Person without obtaining the prior written consent of the other parties hereto, and any such attempt to do so will be null and void ab initio.

6.6              Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

6.7              Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts entered into and performed entirely within such State, without regard to principles of conflicts of Laws thereof.

6.8              Jurisdiction. In any legal action or proceeding involving any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereto irrevocably acknowledges and consents that such action or proceeding may be brought in the Chancery Court of the State of Delaware (or, in the event, but only in the event, that subject matter jurisdiction in such court is not available, in the United States District Court for the District of Delaware) and each of the parties hereto irrevocably submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereto further irrevocably waives any claim that any such court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 6.2, such service to become effective ten (10) days after such mailing. Each party hereto irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.2, the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable Law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. Each of the parties hereto waives any right it may have under the Laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable Law, each of the parties hereto irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding. Each of the parties hereto agrees that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable Law.

6.9              Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

6.10          Specific Performance. Each party hereto acknowledges and agrees that no remedy at Law would be adequate in the event of any breach of this Agreement. Accordingly, if any dispute arises concerning any provision of this Agreement or the obligations of the parties hereunder, each party hereto agrees that, in addition to any other remedy to which it may be entitled at Law or in equity, the other parties hereto shall be entitled to a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at Law. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable and documented out-of-pocket attorneys’ fees and costs in addition to any other relief to which such party may be entitled.

6.11          Entire Agreement. This Agreement and the other documents expressly referred to herein and the other documents dated as of the Effective Date related to the subject matter hereof constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede and preempt all prior agreements and understandings, written or oral, between the parties that may have related to the subject matter hereof in any way; provided, that nothing herein shall modify, amend, supersede or waive any rights or obligations under any existing or future confidentiality, non-solicitation, non-disparagement, non-competition or other restrictive covenant or similar obligation between the Signing Stockholder and the Company or its Subsidiaries.

6.12          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.13          Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

6.14          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature or scanned signature sent via electronic mail.

6.15          Effectiveness of This Agreement. This Agreement shall become automatically effective upon the Effective Date, without the requirement of any further action by any Person, and until the Effective Date (if any), this Agreement shall be of no force or effect and shall create no rights or obligations on the part of any party hereto.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Signing Stockholder have executed this Agreement on the day and year first above written.

COMPANY:

AAR CORP.

By:
Name:
Title:

[Signature Page to Stockholder’s Agreement]

SIGNING STOCKHOLDER:

By:
Name:
Title:

[Signature Page to Stockholder’s Agreement]

Schedule A

INITIAL STOCKHOLDERS

Initial Stockholder	Stockholder Ownership Cap

Exhibit A

Form of Joinder

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholder’s Agreement, dated as of                , 2026 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Stockholder’s Agreement”) by and among AAR CORP., a Delaware corporation (the “Company”), and the Signing Stockholder (as defined therein). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholder’s Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholder’s Agreement as of the date hereof and shall have all of the rights and obligations of the “Signing Stockholder” thereunder as if it had executed the Stockholder’s Agreement on the date thereof. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder’s Agreement. The Joining Party represents and warrants (solely as to itself) that the representations and warranties set forth in Section 5.2 of the Stockholder’s Agreement, mutatis mutandis, are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

[ ]
[Address Line 1]
[Address Line 2]
[Address Line 3]
Attn:	[ ]
Email:	[ ]